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                                                                 EXHIBIT 21.1

               SUBSIDIARIES OF SPLASH TECHNOLOGY HOLDINGS, INC.

Name of Subsidiary                 State or Other Jurisdiction of Incorporation
------------------                 --------------------------------------------

Splash Technology, Inc.            Delaware

Splash Foreign Sales Corporation   Barbados

Splash Technology S.a.r.l.         France

Splash--Quintar Corporation        California

Quintar Company                    Delaware

Splash--ColorAge Inc.              Massachusetts